Exhibit 10.7

ESCROW AGREEMENT AMENDMENT

Effective as of the Closing, Section 3.2 of the Escrow Agreement shall be deleted in its entirety and replaced with the following:

(a) Release of Sponsor Upfront Escrow Shares and SPAC Director Shares. Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1. Of such remaining shares, 1,565,000 Holdco Common Shares (as defined in Section 3.3 below) shall be referred to herein as the “Sponsor Upfront Escrow Shares” and 60,000 Holdco Common Shares shall be referred to herein as the “SPAC Director Shares” and held pursuant to this Section 3.2(a) and 1,625,000 of such Holdco Common Shares shall be referred to herein as the “Sponsor Earn-Out Shares” and shall be held pursuant to Section 3.2(b). The Sponsor Upfront Escrow Shares and the SPAC Director Shares shall be held for a period expiring on the earlier of (i) one (1) year following the date of the consummation of the transactions contemplated by the Business Combination Agreement, dated as of July 25, 2020, by and among the Company, Clever Leaves Holdings Inc., Novel Merger Sub Inc. and Clever Leaves International Inc. (the “BCA”) and (ii) the date on which the closing price of the shares of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after the 180th day after the consummation of the transactions contemplated by the BCA (such period, the “Initial Stockholder Upfront Escrow Period”). Upon expiration of the Initial Stockholder Upfront Escrow Period, the Escrow Agent shall disburse and release to the Initial Stockholders all Sponsor Upfront Escrow Shares and SPAC Director Shares held with respect to such Initial Stockholders (and any applicable stock power), upon receipt of a written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the expiration of the Initial Stockholder Upfront Escrow Period and the number of Sponsor Upfront Escrow Shares and SPAC Director Shares to be disbursed and released to each Initial Stockholder. The Escrow Agent shall have no further duties under this Section 3.2(a) with respect to the Sponsor Upfront Escrow Shares and the SPAC Director Shares after the disbursement of the Sponsor Upfront Escrow Shares to the Initial Stockholders.

(a) Release of Sponsor Earn-Out Shares. The Escrow Agent shall hold, disburse and release the Sponsor Earn-Out Shares as follows:

(i) The Escrow Agent shall hold the First Level Earn-Out Shares until the closing price per share of the shares of Common Stock equals or exceeds the First Earn-Out Target at any time prior to or on the First Target Expiration Date. The Escrow Agent shall disburse and release to Sponsor all First Level Earn-Out Shares (and any applicable stock power), upon receipt of a written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the achievement of the First Earn-Out Target (the “First Earn-Out Target Release Notice”). In the event that the First Earn-Out Target Release Notice is not delivered on or prior to the First Target Expiration Date, then the Escrow Agent shall automatically disburse and release the First Level Earn-Out Shares (and any applicable stock power) to Holdco for cancellation. The Escrow Agent shall have no further duties under this Section 3.2(b)(i) with respect to the First Level Earn-Out Shares after the disbursement of the First Level Earn-Out Shares to Sponsor or Holdco, as the case may be.

(ii) Additionally, the Escrow Agent shall hold the Second Level Earn-Out Shares until the closing price per share of the shares of Common Stock equals or exceeds the Second Earn-Out Target at any time prior to or on the Second Target Expiration Date. The Escrow Agent shall disburse and release to Sponsor all Second Level Earn-Out Shares (and any applicable stock power), upon receipt of written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the achievement of the Second Earn-Out Target (the “Second Earn-Out Target Release Notice”). In the event that the Second Earn-Out Target Release Notice is not delivered on or prior to the Second Target Expiration Date, then the Escrow Agent shall automatically disburse and release the Second Level Earn-Out Shares (and any applicable stock power) to Holdco for cancellation. The Escrow Agent shall have no further duties under this Section 3.2(b)(ii) with respect to the Second Level Earn-Out Shares after the disbursement of the Second Level Earn-Out Shares to Sponsor or Holdco, as the case may be.

(iii) The Earn-Out Shares and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock splits, reverse splits, stock dividends, reorganizations, reclassifications and other similar events with respect to the Holdco Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Shares are released to Sponsor or returned to Holdco, as the case may be.

(iv) For purposes of this Section 3.2:

“Closing” shall have the meaning set forth in the BCA.

“Earn-Out Shares” means the First Level Earn-Out Shares and the Second Level Earn-Out Shares, as the case may be.

“Earn-Out Targets” means the First Earn-Out Target and the Second Earn-Out Target, as the case may be.

“First Earn-Out Target” means that the closing price per share of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing

“First Level Earn-Out Shares” means Eight Hundred Twelve Thousand Five Hundred (812,500) Holdco Common Shares.

“First Target Expiration Date” means the second (2nd) anniversary of the Closing.

“Second Earn-Out Target” means that the closing price per share of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Fifteen Dollars ($15.00) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing

“Second Level Earn-Out Shares” means Eight Hundred Twelve Thousand Five Hundred (812,500) Holdco Common Shares.

“Second Target Expiration Date” means the fourth (4th) anniversary of the Closing.

“Trading Market” means the stock market on which the shares of Common Stock shall be trading at the time of determination.

Effective as of the Closing, the following Section 3.3 shall be inserted in its entirety immediately following Section 3.2 of the Escrow Agreement, as amended.

3.3 Effective as of the closing of the transactions contemplated by the BCA, the shares of Common Stock held in escrow pursuant to the terms of this Agreement shall become common shares of Holdco (“Holdco Common Shares”) in accordance with the terms and conditions of the BCA. Effective as of the Closing of the transactions contemplated by the BCA and for purposes of this Agreement, references to shares of “Common Stock” in this Agreement are hereby deemed to refer to Holdco Common Shares. Effective as of the closing of the transactions contemplated by the BCA, Holdco shall be deemed to be “the Company” for all purposes of this Agreement.

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